UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 7, 2005
Date of Report (Date of earliest event reported):

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-49976	46-0488111

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14280 Park Meadow Drive #350
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
(703) 814-7200
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On October 7, 2005, Alliance Bankshares Corporation issued a press release announcing the execution of a definitive agreement for its banking subsidiary, Alliance Bank Corporation, to acquire the Danaher Insurance Agency. The all cash transaction has a potential cost to the Bank up to $3.2 million. The maximum transaction value is subject to certain performance requirements placed on the agency. Marsh, Berry and Company of Concord, Ohio assisted management in negotiating the arms length transaction. A copy of the company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.
          99.1     Alliance Bankshares Corporation press release dated October 7, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation
(Registrant)
By:	/s/ Paul M. Harbolick, Jr.

Paul M. Harbolick, Jr.
Executive Vice President & Chief Financial Officer
Date: October 7, 2005